COMMON STOCK PURCHASE AGREEMENT

THIS COMMON STOCK PURCHASE AGREEMENT (this “Agreement”) is made as of the 11TH day of May, 2012, by and among Bolcán Mining Corporation, a Nevada corporation (the “Company”), and J. Michael Christiansen, an individual residing in Nevada (the “Purchaser”).

RECITALS

WHEREAS, the Purchaser desires to purchase from the Company, and the Company desires to sell to the Purchaser, Ninety Thousand (90,000) shares of the Company’s Common Stock; and

WHEREAS, this Agreement set forth the terms and conditions of Purchaser’s purchase of the Shares.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, hereby agree as follows:

ARTICLE 1

PURCHASE AND SALE OF STOCK

1.1      Purchase of Shares. As of the date of this Agreement, the Purchaser agrees to purchase from the Company, and the Company agrees to sell to the Purchaser, Ninety Thousand (90,000) shares of the Company’s Common Stock (the “Shares”), for an aggregate purchase price of Nine Thousand Dollars ($9,000), receipt of payment of which is hereby acknowledged.

ARTICLE 2

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to the Purchaser that, as of the Closing:

2.1      Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has all requisite corporate power and authority to carry on its business as now conducted and as currently proposed to be conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material and adverse effect on the assets, properties, financial condition, operating results or business (as such business is now conducted and currently proposed to be conducted) of the Company (a “Material Adverse Effect”). The Company has the corporate power and authority to own and hold its properties and to carry on its business as now conducted and currently proposed to be conducted.

2.2      Authorization. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement, the performance of all obligations of the Company hereunder, the authorization, issuance, and sale and delivery of the Shares being sold hereunder has been taken. This Agreement constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, and (b) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

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ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

The Purchaser hereby represents and warrants that:

3.1      Purchase Entirely for Own Account. The Shares to be received by the Purchaser are being acquired for investment for the Purchaser’s own account not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same.

3.2      Investment Experience. The Purchaser is an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Shares. The Purchaser acknowledges that an investment in the Shares involves a high degree of risk, and represents that it is able, without materially impairing its financial condition, to hold the Shares for an indefinite period of time and to suffer a complete loss of its investment.

3.3      Accredited Investor. The Purchaser is an “accredited investor” within the meaning of SEC Rule 501 of Regulation D, as presently in effect.

3.4      Restricted Securities. The Purchaser understands that the Shares he is purchasing are characterized as “restricted securities” under the federal securities laws inasmuch as it is being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances. In this connection, the Purchaser represents that he is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act. THE PURCHASER UNDERSTANDS AND ACKNOWLEDGES HEREIN THAT AN INVESTMENT IN THE COMPANY’S SHARES INVOLVES AN EXTREMELY HIGH DEGREE OF RISK AND MAY RESULT IN A COMPLETE LOSS OF HIS INVESTMENT. The Purchaser understands that the Shares have not been and will not be registered under the Securities Act and have not been and will not be registered or qualified in any state in which they are offered, and thus the Purchaser will not be able to resell or otherwise transfer the Shares unless they are registered under the Securities Act and registered or qualified under applicable state securities laws, or an exemption from such registration or qualification is available. The Purchaser has no immediate need for liquidity in connection with this investment, and does not anticipate that the Purchaser will be required to sell the Shares in the foreseeable future.

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3.5      Legends. It is understood that the certificate evidencing the Shares may bear one or all of the following legends, in addition to any other legends that the Company deems necessary or appropriate:

(a)      “THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT.”

(b)     Any legend required by the Bylaws of the Company or applicable state securities laws.

3.6     Reliance by Company. The Purchaser understands that the representations, warranties, covenants and acknowledgements set forth in this ARTICLE 3 constitute a material inducement to the Company entering into this Agreement.

3.7     No Reliance on Others. The Purchaser acknowledges that he is not relying upon any person, firm or corporation, other than the Company and its officers and directors, in making his investment or decision to invest in the Company.

ARTICLE 4

MISCELLANEOUS

4.1     Governing Law. This Agreement is to be construed in accordance with and governed by the internal laws of the State of Nevada without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of Nevada to the rights and duties of the parties.

4.2     Dispute Resolution. Each of the parties hereby (a) submits to the exclusive jurisdiction of the federal and state courts located in the County of Clark, State of Nevada, for the purpose of any action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, (b) agrees that all claims in respect of any such action or proceeding may be heard and determined in such courts, (c) irrevocably waives (to the extent permitted by applicable law) any objection which it now or hereafter may have to the laying of venue of any such action or proceeding brought in any of the foregoing courts, and any objection on the ground that any such action or proceeding in any such court has been brought in an inconvenient forum, and (d) agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner permitted by law.

4.3     Waiver of Right to Jury Trial. THE PURCHASER AND THE COMPANY, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY IRREVOCABLY WAIVE ALL RIGHT TO TRIAL BY JURY AS TO ANY ISSUE RELATING HERETO IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.

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4.4     Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

4.5     Entire Agreement. This Agreement and the documents referred to herein constitute the entire agreement among the parties with respect to the subject matter hereof and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein.

IN WITNESS WHEREOF, the parties have executed this Common Stock Purchase Agreement as of the date first above written.

“COMPANY”

BOLCÁN MINING CORPORATION
a Nevada corporation

By:
Name:	Michael Stanford
Title:	President

“PURCHASER”

J. Michael Christiansen

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